Exhibit 10.1

EXECUTION VERSION

Healthcare Trust of America Holdings, LP

(a Delaware limited partnership)

$300,000,000

3.70% Senior Notes due April 15, 2023

fully and unconditionally guaranteed by

Healthcare Trust of America, Inc.

March 21, 2013

Wells Fargo Securities, LLC

J.P. Morgan Securities LLC

U.S. Bancorp Investments, Inc.

c/o Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, NC 28202

As Representatives of the Several Initial Purchasers listed on Schedule A hereto

Ladies and Gentlemen:

Healthcare Trust of America Holdings, LP, a Delaware limited partnership (the “Operating Partnership”), and Healthcare Trust of America, Inc., a Maryland corporation (the “Company” and, together with the Operating Partnership, the “Transaction Entities”), each confirms its agreement with Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and each of the other initial purchasers named in Schedule A hereto (the “Initial Purchasers”) for whom Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and U.S. Bancorp Investments, Inc. are acting as representatives (the “Representatives”) with respect to the issue and sale by the Operating Partnership and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in Schedule A hereto of $300,000,000 aggregate principal amount of 3.70% Senior Notes due April 15, 2023 (the “Securities”). The Securities are to be issued pursuant to an indenture dated on or about March 28, 2013 among the Operating Partnership, U.S. Bank National Association, as trustee (the “Trustee”), and the Company, as guarantor (the “Indenture”). This agreement by and among the Company, the Operating Partnership and the Initial Purchasers shall be referred to as this “Agreement.”

The Securities will be fully and unconditionally guaranteed as to the payment of principal and interest by the Company (the “Guarantees”) in accordance with the terms of the Securities and the Indenture.

Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”).

The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred if such Securities are hereafter registered for resale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A (“Rule 144A”) of the rules and regulations promulgated under the Securities Act (the “Securities Act Regulations”) by the Securities and Exchange Commission (the “Commission”) or Regulation S under the Securities Act (“Regulation S”)).

The Company and the Operating Partnership have prepared and delivered to each Initial Purchaser physical or electronic copies of a preliminary offering memorandum dated March 21, 2013 (the “Preliminary Offering Memorandum”), and have prepared and delivered to each Initial Purchaser, in a form approved by the Representatives and attached as Schedule C hereto, copies of a Pricing Supplement, dated March 21, 2013 (the “Pricing Supplement”) describing the terms of the Securities, and have prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, physical or electronic copies of a final offering memorandum dated March 21, 2013 (the “Final Offering Memorandum”), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company and the Operating Partnership to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

The holders of the Securities will be entitled to the benefits of a registration rights agreement, to be dated as of March 28, 2013 (the “Registration Rights Agreement”), among the Company, the Operating Partnership and the Initial Purchasers, pursuant to which the Transaction Entities will agree to file with the Commission, under the circumstances set forth therein, (i) a registration statement under the Securities Act relating to another series of debt securities of the Operating Partnership with terms substantially identical to the Securities (the “Exchange Notes”) to be offered in exchange for the Securities (the “Exchange Offer”) and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Securities, and in each case, to use its reasonable best efforts to cause such registration statements to be declared effective.

All references in this Agreement to financial statements and schedules and other information which is “disclosed,” “contained,” “included,” “set forth” or “stated” (or other references of like import) in the Offering Memorandum shall be deemed to include all such financial statements and schedules and other information that are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is incorporated by reference in the Offering Memorandum.

1. Representations and Warranties of the Transaction Entities. Each of the Transaction Entities, jointly and severally, represents and warrants to, and agrees with, the several Initial Purchasers as of the date hereof, as of the Applicable Time referred to in Section 2 hereof and as of the Closing Time referred to in Section 2 hereof, as follows:

A. Disclosure Package and Offering Memorandum. The Preliminary Offering Memorandum, as of the date thereof, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Applicable Time (as defined below), neither (x) the Offering Memorandum as of the Applicable Time as supplemented by the Pricing Supplement, that has been prepared and delivered by the Company and the Operating Partnership to the Initial Purchasers in connection with their solicitation of offers to purchase Securities, all considered together (collectively, the “Disclosure Package”), nor (y) any individual Supplemental Offering Materials (as defined below), when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

“Applicable Time” means 2:05 p.m. (New York City time) on March 21, 2013 or such other time as agreed by the Company, the Operating Partnership and the Representatives.

“Supplemental Offering Materials” means any “written communication” (within the meaning of the Securities Act) prepared by or on behalf of the Company and the Operating Partnership, or used or referred to by the Company or the Operating Partnership, that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Offering Memorandum or amendments or supplements thereto (including the Pricing Supplement), including, without limitation, any road show relating to the Securities that constitutes such a written communication.

As of its date and as of the Closing Time, the Final Offering Memorandum will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Disclosure Package or the Final Offering Memorandum made in reliance upon and in conformity with the Initial Purchaser Content (as hereinafter defined).

B. Distribution of Offering Material by the Transaction Entities. The Transaction Entities have not distributed and, prior to the later of the Closing Time and the completion of the distribution of the Securities, will not distribute, without the prior consent of the Representatives, any offering material in connection with the offering or sale of the Securities other than the Disclosure Package and the Final Offering Memorandum.

C. Validity and Sufficiency of Agreements. Each of the Indenture and the Registration Rights Agreement (together, the “Transaction Agreements”) will be, and this Agreement has been, duly and validly authorized, executed and delivered by each of the Transaction Entities party thereto. Each of the Transaction Agreements will be and the Agreement of Limited Partnership of the Operating Partnership, as amended and/or restated from time to time (the “Operating Partnership Agreement”), assuming due authorization, execution and delivery by the parties thereto (other than the Transaction Entities), is a valid and legally binding agreement of each of the Transaction Entities that are parties thereto, enforceable against such Transaction Entity in accordance with its respective terms, except (i) to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors’ rights; (ii) as limited by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; and (iii) for the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy (the “Enforceability Exceptions”).

D. Authorization of Issuance of Securities; Conformity with Applicable Laws.

(1) Authorization of the Securities. The Securities have been duly authorized by the Operating Partnership, and, at the Closing Time, will have been duly executed by the Operating Partnership and, when authenticated, issued and delivered in the manner provided for in the Indenture against payment of the purchase price therefor as provided in this Agreement, will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as may be limited by the Enforceability Exceptions, and will be in the form contemplated by, and entitled to the benefits of, the Indenture. With respect to the Operating Partnership, the Securities will rank pari passu with all unsecured and unsubordinated indebtedness of the Operating Partnership that is outstanding at the Closing Time or that may be incurred thereafter.

(2) Authorization of the Exchange Notes. The Exchange Notes have been duly and validly authorized for issuance by the Operating Partnership, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as may be limited by the Enforceability Exceptions, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(3) Authorization of the Guarantees. The Guarantees have been duly authorized by the Company and, at the Closing Time, the notations of the Guarantee endorsed on the Securities issued at the Closing Time will have been duly executed by the Company and, when the Securities are authenticated, issued and delivered in the manner provided for in the Indenture against payment of the purchase price therefor as provided in this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by the Enforceability Exceptions, and such notations of the Guarantees will be in the form contemplated by the Indenture. With respect to the Company, the Guarantees will rank pari passu with all unsecured and unsubordinated indebtedness of the Company that is outstanding at the Closing Time or that may be incurred thereafter.

E. Rule 144A Eligibility. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system within the meaning of Rule 144A(d)(3)(i), and the Securities at the Closing Time, will otherwise satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act. Each of the Preliminary Offering Memorandum and the Final Offering Memorandum, as of its respective date, contains or will contain or incorporates or will incorporate by reference all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

F. No General Solicitation. None of the Company, the Operating Partnership or any of their respective affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”) or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom no representation is made) has engaged or will engage, in connection with the offering of the Securities in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

G. No Registration Required. Subject to the representations and warranties of the Initial Purchasers made in Section 3 hereof being true and correct and to compliance by the Initial Purchasers with the procedures set forth in Section 3 hereof, no registration of the Securities or the Guarantees under the Securities Act, and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for the purchase of the Securities by the Initial Purchasers or the initial resale of the Securities by the Initial Purchasers, in each case, in the manner contemplated by this Agreement, the Disclosure Package and the Final Offering Memorandum (it being understood that no representation is made herein as to any subsequent reoffer or resale of the Securities).

H. Similar Offerings. None of the Company, the Operating Partnership nor any Affiliate, has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act.

I. No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale in connection with the sale of the Securities or the Exchange Notes as contemplated by this Agreement and the Transaction Agreements, except for such rights as have been duly waived.

J. Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full corporate power and authority to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Disclosure Package and the Final Offering Memorandum and to enter into and perform its obligations under this Agreement and the Transaction Agreements and as general partner of the Operating Partnership to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement and the Transactions Agreements; and the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not have, or reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, earnings, properties, assets or prospects of the Company and the Operating Partnership and each direct or indirect subsidiary of the Company, other than the Operating Partnership (taken as a whole, whether or not arising from transactions in the ordinary course of business (“Material Adverse Effect”).

K. Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or reasonably be expected to have, a Material Adverse Effect, and has full power and authority necessary to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Disclosure Package and the Final Offering Memorandum and to enter into and perform its obligations under this Agreement and the Transaction Agreements. The Company is the sole general partner of the Operating Partnership and holds the number and/or percentage of units representing limited partnership interests in the Operating Partnership as disclosed in or incorporated by reference in the Disclosure Package and the Final Offering Memorandum, as of the dates set forth therein, free and clear of any Liens (as defined below), except (i) as set forth in the Disclosure Package and the Final Offering Memorandum and (ii) where such Liens would not have, or reasonably be expected to have, a Material Adverse Effect. The aggregate percentage interests of the Company and the limited partners in the Operating Partnership are as set forth in the Disclosure Package and the Final Offering Memorandum.

L. Subsidiaries. Each direct or indirect subsidiary of the Company included on Exhibit 21.1 to the Company’s most recent annual report on Form 10-K, other than the Operating Partnership (each, excluding the Operating Partnership, a “Subsidiary” and collectively, the “Subsidiaries”), has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Final Offering Memorandum, except where the failure to be in good standing would not have, or be reasonably expected to have, a Material Adverse Effect, and is duly qualified to do business as a foreign corporation, partnership or limited liability company in good standing in all other jurisdictions in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or be reasonably expected to have, a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and were offered in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects; and except as described in the Disclosure Package and the Final Offering Memorandum, each Subsidiary’s capital stock or other ownership interests are currently owned and will, at the Applicable Time and immediately following each Closing Time, continue to be owned by the Company, directly or through subsidiaries, free and clear of any security interests, liens, mortgages, encumbrances, pledges, claims, defects or other restrictions of any kind (collectively, “Liens”), except where such Liens would not have, or reasonably be expected to have, a Material Adverse Effect. None of such equity interests were issued in violation of the preemptive or other similar rights of any securityholder of such Subsidiary. Except as described in the Disclosure Package and the Final Offering Memorandum, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for equity interests or other securities of any Subsidiary. As of the date hereof, none of the Subsidiaries are “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act). After the date hereof, except as disclosed to the Representatives in writing, none of the Subsidiaries will be “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act).

M. Capital Stock Matters. The Company’s authorized capitalization is as set forth in the documents incorporated by reference in the Disclosure Package and the Final Offering Memorandum and has not changed, except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements or benefit plans referred to in the Disclosure Package and the Final Offering Memorandum; the capital stock of the Company conforms in all material respects to the description thereof contained in the Company’s Form 8-A filed with the Commission on June 5, 2012 under the caption “Description of Registrant’s Capital Stock”; and, except as set forth in the Disclosure Package and the Final Offering Memorandum, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock. All outstanding shares of capital stock of the Company were validly issued, are fully paid and nonassessable and have been offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company, the Operating Partnership or any of the Subsidiaries other than those accurately described in all material respects in the Disclosure Package and the Final Offering Memorandum. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Final Offering Memorandum accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

N. No Other Contracts. Except as disclosed in the Disclosure Package and the Final Offering Memorandum, there are no contracts, agreements or understandings, between the Company and the Operating Partnership and any person that would give rise to a valid claim against the Transaction Entities or Initial Purchasers for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Securities as contemplated by this Agreement.

O. Absence of Violations and Defaults. None of the Transaction Entities nor the Subsidiaries (i) is in violation of its charter, by-laws, certificate of formation, operating agreement or partnership agreement or similar organizational or governing documents, (ii) is in default (whether with or without the giving of notice or passage of time or both) in the performance or observance of any obligation, agreement, term, covenant or condition contained in a contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, ground lease, development agreement, reciprocal easement agreement, deed restriction, utility agreement, management agreement or other agreement or instrument to which it is a party or by which it is bound, or to which any of the Properties (as hereinafter defined) or any of its other property or assets is subject (collectively, “Agreements and Instruments”), or (iii) in violation of any statute, law, ordinance, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority to which it or the Properties or any of its other properties or assets is subject, except, in the case of clauses (ii) and (iii), for such defaults or violations that would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

P. Absence of Further Requirements. (A) No consent, approval, authorization, filing with or order of any court or governmental agency or body (B) no authorization, approval, vote or other consent of any holder of capital stock or other securities of the Company or any creditor of the Company and (C) no waiver or consent under any Agreements and Instrument is required to be made or obtained by the Company, the Operating Partnership or the Subsidiaries in connection with the transactions contemplated by this Agreement or the Transaction Agreements, except such consents, approvals, authorizations, filings or orders (i) as have been obtained under the Securities Act, or (ii) as may be required under the state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by Initial Purchasers in the manner contemplated herein and in the Final Offering Memorandum.

Q. No Conflicts or Defaults. The execution, delivery and performance of this Agreement and the Transaction Agreements by the Transaction Entities and the consummation of the transactions contemplated hereby and thereby (including the issuance and sale of the Securities and the use of proceeds from the sale of the Securities as described in the Disclosure Package and the Final Offering Memorandum under “Use of Proceeds”) do not and will not (whether with or without the giving of notice or passage of time or both) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or give rise to any right of termination, acceleration, cancellation, repurchase or redemption) or Repayment

Event (as hereinafter defined) under, or result in the creation or imposition of a Lien (other than those described in the Disclosure Package and the Final Offering Memorandum) upon any of the properties or assets of the Transaction Entities or any of the Subsidiaries pursuant to, (i) any statute, law, rule, ordinance, regulation, judgment, order or decree of any court, domestic or foreign, regulatory body, administrative agency, governmental body, arbitrator or other authority, domestic or foreign, having jurisdiction over the Transaction Entities or any of the Subsidiaries or any of their properties or assets, (ii) any term, condition or provision of any Agreements or Instruments, or (iii) the charter, by-laws, certificate of formation, operating agreement or partnership agreement or similar organizational or governing documents, as applicable, of the Transaction Entities or any of the Subsidiaries, except, in the case of clauses (i) and (ii), for such conflicts, breaches, violations, defaults, rights, Repayment Events or Liens that are disclosed in the Disclosure Package and the Final Offering Memorandum or as would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement. As used herein, “Repayment Event” means any event or condition which, without regard to compliance with any notice or other procedural requirements, gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Transaction Entities or any of the Subsidiaries.

R. Licenses. The Transaction Entities and the Subsidiaries possess all certificates, authorities, licenses, consents, approvals, permits and other authorizations (“Licenses”) issued by appropriate governmental agencies or bodies or third parties necessary to conduct the business now operated by them, are in compliance with the terms and conditions of all such Licenses; all of the Licenses are valid and in full force and effect, except when the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Transaction Entities nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Licenses, except where the failure to possess any such License or to comply with any of its terms and conditions, or an adverse determination in any proceeding, would not individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect.

S. Financial Statements. The consolidated financial statements of the Company and its subsidiaries included or incorporated within the Disclosure Package and the Final Offering Memorandum, together with the related schedules and notes, present fairly in all material respects the consolidated financial position of the Company at the dates indicated and the consolidated statements of operations, changes in stockholders’ equity and cash flows of the Company for the periods specified; and said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject to normal year-end adjustments in the case of any unaudited interim financial statements) and have been prepared on a consistent basis with the books and records of the Company. The supporting schedules included or incorporated within the Disclosure Package and the Final Offering Memorandum present fairly in all material respects and in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated within the Disclosure Package and the

Final Offering Memorandum present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the financial statements included or incorporated within the Disclosure Package and the Final Offering Memorandum. The pro forma financial statements and the related notes thereto included or incorporated within the Disclosure Package and the Final Offering Memorandum present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The statements of certain revenues and expenses of the properties acquired or proposed to be acquired, if any, included in the Disclosure Package and the Final Offering Memorandum present fairly in all material respects the information set forth therein and have been prepared, in all material respects, in accordance with the applicable financial statement requirements of Rule 3-14 under the Exchange Act with respect to real estate operations acquired or to be acquired. No other historical or pro forma financial statements (or schedules) are required by the Securities Act or Exchange Act to be included in the Company’s annual or quarterly reports filed with the Commission. All disclosures contained or incorporated within the Disclosure Package and the Final Offering Memorandum, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. Any interactive data in eXtensible Business Reporting Language included or incorporated within the Disclosure Package or the Final Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects. The financial data set forth in the Offering Memorandum under the captions “Ratio of Earnings to Fixed Charges” and “Summary — Summary Historical Financial Data” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained, incorporated or deemed to be incorporated within the Disclosure Package or the Final Offering Memorandum.

T. Exchange Act Compliance. Each document incorporated or deemed to be incorporated by reference in the Offering Memorandum, at the respective time it was or hereafter is filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act, and the rules and regulations under the Exchange Act (the “Exchange Act Regulations”), as applicable, in effect at the time of such filing, and, when read together with the other information in the Offering Memorandum, at the Applicable Time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

U. Independent Accountants. Deloitte & Touche LLP, who certified the financial statements, and supporting schedules and historical summaries of revenues and certain operating expenses for the properties related thereto filed with the Commission or included or incorporated by reference in the Disclosure Package and the Final Offering Memorandum, are independent registered certified public accountants as required by the Securities Act and the Exchange Act.

V. REIT Status. The Company, beginning with its taxable year ended December 31, 2007, has been organized and operated, and as of the Applicable Time and Closing Time, will continue to be organized and operated, in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code 1986, as amended (the “Code”), and the current and proposed method of operation of the Company, as described in the Disclosure Package and the Final Offering Memorandum, will permit the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2013 and thereafter. No transaction or event has occurred that would cause the Company not to be able to qualify as a REIT for its taxable year ending December 31, 2013 and any subsequent tax year.

W. Tax Returns. All federal tax returns or valid extensions filed for, and reports required to be filed by the Transaction Entities or any of the Subsidiaries, and in the case of the state, local and foreign tax returns, to the extent material (“Returns”), have been timely filed (to the extent certain Returns were not timely filed, any delay has not had, and is not reasonably expected to have, a Material Adverse Effect); all such Returns are true, correct and complete in all material respects; and all federal, state, county, local or foreign taxes, charges, fees, levies, fines, penalties or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, disability, employment, pay-roll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any Governmental Authority (as defined hereafter) (including any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability), in each case to the extent shown in such Returns (“Taxes”) and due and payable or claimed to be due and payable by any Governmental Authority, have been paid, except for any such tax, charge, fee, levy, fine, penalty or other assessment that (i) is currently being contested in good faith, (ii) would not have, or reasonably be expected to have, a Material Adverse Effect or (iii) is described in the Disclosure Package and the Final Offering Memorandum. None of the Transaction Entities nor the Subsidiaries has requested any extension of time within which to file any Return, which Return has not since been filed within the extended time (to the extent any such Returns were not filed within the extended time, it has not had, and is not reasonably expected to have a Material Adverse Effect). None of the Transaction Entities nor the Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns that has had or is reasonably expected to have, a Material Adverse Effect. No audits or other administrative proceedings or court proceedings are presently pending or threatened against the Transaction Entities or any of the Subsidiaries with regard to any Taxes or Returns of the Transaction Entities or any of the Subsidiaries that has had or is reasonably expected to have, a Material Adverse Effect.

X. Tax Withholding. Each of the Transaction Entities and the Subsidiaries has complied in all material respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1446, 3401 through 3406, and 6041 and 6049 of the Code, as well as similar provisions under any other laws, and has, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all material amounts required in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

Y. ERISA. Each of the Transaction Entities and the Subsidiaries is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), other than as would not reasonably be expected to have a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or the Operating Partnership would have any liability, other than as would not reasonably be expected to have a Material Adverse Effect; none of the Transaction Entities or the Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code, including the regulations and published interpretations thereunder, in each case, other than as would not reasonably be expected to have a Material Adverse Effect; and each “pension plan” for which the Transaction Entities or any of the Subsidiaries would have any liability and that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have, or reasonably be expected to have, a Material Adverse Effect.

Z. No Plan Assets. The assets of the Transaction Entities and the Subsidiaries do not constitute “plan assets” of an ERISA regulated employee benefit plan.

AA. Title to Property. (A) The Company, the Operating Partnership or the Subsidiaries or any other subsidiary or joint venture in which the Company, the Operating Partnership or any Subsidiary owns an interest, as the case may be, will have good and marketable fee simple title or leasehold title to all of the properties and other assets owned or leased by the Company, the Operating Partnership, the Subsidiaries or the applicable subsidiary or joint venture (the “Properties”), in each case, free and clear of all Liens, except as disclosed in the Disclosure Package and the Final Offering Memorandum or such as would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (B) all Liens on or affecting the Properties that are required to be disclosed in the Disclosure Package and the Final Offering Memorandum are disclosed therein and none of the Company, the Operating Partnership or the Subsidiaries is in default under any such Lien, except for such defaults that would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (C) all of the leases and subleases material to the business of the Company, the Operating Partnership and the Subsidiaries, taken as a whole, and under which the Company, the Operating Partnership or any of the Subsidiaries hold properties described in the Disclosure Package and the Final Offering Memorandum, are in full force and effect, and none of the Company, the Operating Partnership or any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Operating Partnership or any Subsidiary under any of such leases or subleases, or affecting or questioning the rights of the Company, the Operating Partnership or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease; (D) except as disclosed in the Disclosure Package and the Final Offering Memorandum, none of the Company, the Operating Partnership or the Subsidiaries is in violation of any municipal, state or federal law, rule or regulation concerning the Properties or any part thereof which violation would have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (E) except as disclosed in the Disclosure Package and the Final Offering Memorandum, each of the Properties complies with all applicable zoning laws, laws, ordinances, regulations, development agreements, reciprocal easement agreements, ground or airspace leases and deed restrictions or other covenants, except where the failure to comply would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or could not result in a forfeiture or reversion of title; and (F) except as disclosed in the Disclosure Package and the Final Offering Memorandum, none of the Company, the Operating Partnership or the Subsidiaries has received from any Governmental Authority any written notice of any condemnation of or zoning change materially affecting the Properties or any part thereof, and none of the Company, the Operating Partnership or the Subsidiaries knows of any such condemnation or zoning change which is threatened and which if consummated would have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

BB. Insurance. Each of the Transaction Entities and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are or will be engaged as described in the Disclosure Package and the Final Offering Memorandum; all policies of insurance and fidelity or surety bonds insuring the Company, the Operating Partnership or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; each of the Company, the Operating Partnership and the Subsidiaries is in compliance with the terms of such policies and instruments in all material respects; except as described in the Disclosure Package and the Final Offering Memorandum, there are no material claims by the Company, the Operating Partnership or the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and, except as disclosed in the Disclosure Package and the Final Offering Memorandum, none of the Company, the Operating Partnership or the Subsidiaries has been refused any insurance coverage sought or applied for; and none of the Company, the Operating Partnership or the Subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue to conduct its business as currently conducted or as proposed to be conducted in the Disclosure Package and the Final Offering Memorandum at a cost that would not have a Material Adverse Effect.

CC. Mortgages. Except as set forth in the Disclosure Package and the Final Offering Memorandum, the mortgages and deeds of trust encumbering the Properties owned or leased by the Company, the Operating Partnership or any of the Subsidiaries are described in the Disclosure Package and the Final Offering Memorandum and are not convertible and none of the Transaction Entities, the Subsidiaries, or any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property other than the Properties, except as would not have a Material Adverse Effect.

DD. Title Insurance. The Operating Partnership or a Subsidiary has title insurance on the fee interests and/or leasehold interests in each of the Properties covering such risks and in such amounts as are commercially reasonable for the assets owned or leased by them and that are consistent with the types and amounts of insurance typically maintained by owners and operators of similar properties, and in each case such title insurance is in full force and effect, except as would not have a Material Adverse Effect.

EE. Environmental Laws. Except as otherwise disclosed in the Disclosure Package and the Final Offering Memorandum, (i) the Transaction Entities and the Subsidiaries and the Properties have been and are in material compliance with, and none of the Transaction Entities or the Subsidiaries has any material liability under, applicable Environmental Laws (as defined below), (ii) none of the Transaction Entities, the Subsidiaries, or, to the knowledge of the Transaction Entities, the prior owners or occupants of the Properties at any time or any other person or entity has at any time released (as such term is defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”)) or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties or other assets owned by the Transaction Entities or the Subsidiaries, except for such releases or dispositions as would not be reasonably likely to cause the Transaction Entities or the Subsidiaries to incur material liability, (iii) the Transaction Entities do not intend to use the Properties or other assets owned by the Transaction Entities or the Subsidiaries or any subsequently acquired properties, other than in material compliance with applicable Environmental Laws, (iv) none of the Transaction Entities or the Subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the Properties, or onto lands or other assets owned by the Transaction Entities or the Subsidiaries from which Hazardous Materials might seep, flow or drain into such waters except for such as would not be reasonably likely to cause the Transaction Entities or the Subsidiaries to incur material liability, (v) none of the Transaction Entities or the Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law or common law by any governmental or quasi-governmental body or any third party with respect to the Properties or other assets described in the Disclosure Package and the Final Offering Memorandum or arising out of the conduct of the Transaction Entities or the Subsidiaries, except for such claims that would not be reasonably likely to cause the Transaction Entities to incur material liability and (vi) neither the Properties nor any other assets currently owned by the Company, the Operating Partnership or any of the Subsidiaries is included or, to the best of the knowledge of the Transaction Entities and the Subsidiaries, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or, to the best of the knowledge of the Company, the Operating Partnership and the Subsidiaries, proposed for inclusion on any similar list or inventory issued pursuant to any other applicable Environmental Law or issued by any other Governmental Authority. To the knowledge of the Transaction Entities and the Subsidiaries, there have been no and are no (i) aboveground or underground storage tanks, (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, (iii) asbestos or asbestos containing materials, (iv) lead based paints, (v) dry-cleaning facilities, or (vi) wet lands, in each case in, on, under, or adjacent to any Property or other assets owned by the Transaction Entities or the Subsidiaries the existence of which has had, or is reasonably expected to have, a Material Adverse Effect.

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any applicable federal, state or local environmental law, ordinance, statute, rule or regulation including, without limitation, CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 136y, the Clean Air Act, 42 U.S.C. §§ 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j 26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to any of the foregoing (including environmental statutes not specifically defined herein) (individually, an “Environmental Law” and collectively, “Environmental Laws”) or by any federal, state or local governmental authority having or claiming jurisdiction over the Properties and other assets described in the Disclosure Package and the Final Offering Memorandum (a “Governmental Authority”).

FF. Absence of Labor Dispute. No labor problem or dispute with the employees of the Company, the Operating Partnership or any of the Subsidiaries exists or, to the knowledge of Transaction Entities, is imminent, that would have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Offering Memorandum.

GG. Possession of Intellectual Property. The Transaction Entities and the Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) reasonably necessary for the conduct of the business of the Transaction Entities as now conducted or as proposed in the Disclosure Package and the Final Offering Memorandum to be conducted. Except as set forth in the Disclosure Package and the Final Offering Memorandum, (A) to the knowledge of the Company, there are no material rights of third parties to any such Intellectual Property, (B) to the knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property, (C) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Transaction Entities in or to any such Intellectual Property, that would result, individually or in the aggregate, in a Material Adverse Effect, and the Transaction Entities are unaware of any facts which would form a reasonable basis for any such claim, (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, that would result, individually or in the aggregate, in a Material Adverse Effect, and the Transaction Entities are unaware of any facts which would form a reasonable basis for any such claim and (E) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Transaction Entities infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, that would result, individually or in the aggregate, in a Material Adverse Effect, and the Company and the Operating Partnership are unaware of any other fact which would form a reasonable basis for any such claim.

HH. Absence of Proceedings. Except as disclosed in the Disclosure Package and the Final Offering Memorandum, there are no pending actions, suits, inquiries, investigations or proceedings against or affecting the Company, the Operating Partnership or any of the Subsidiaries or any of the Properties or other assets that, if determined adversely to the Company, the Operating Partnership or any of the Subsidiaries, would have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Transaction Entities to perform their obligations under this Agreement, or which are required under the Securities Act or the Exchange Act to be described in the Disclosure Package or the Final Offering Memorandum; and except as disclosed in the Disclosure Package and the Final Offering Memorandum, no such actions, suits, inquiries, investigations or proceedings are, to the knowledge of the Transaction Entities, threatened or contemplated.

II. No Material Adverse Effect. Except as disclosed in the Disclosure Package and the Final Offering Memorandum, since the date of the latest audited financial statements included or incorporated or deemed to be incorporated by reference in the Disclosure Package and the Final Offering Memorandum, (A) there has been no Material Adverse Effect, (B) there have been no transactions entered into by the Company, the Operating Partnership or any of the Subsidiaries which are material with respect to the Transaction Entities and the Subsidiaries taken as a whole, (C) none of the Transaction Entities or the Subsidiaries has incurred any obligation or liability, direct, contingent or otherwise that is or would be material to the Transaction Entities and the Subsidiaries taken as a whole and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership or any of its subsidiaries with respect to its limited partnership units.

JJ. Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities pursuant to this Agreement and the application of the net proceeds therefrom, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

KK. Contracts. There is no contract or other document to which the Company, the Operating Partnership or any of the Subsidiaries is a party that is required by the Securities Act or the Exchange Act to be described in the Disclosure Package and the Final Offering Memorandum, or to be filed as an exhibit thereto, which is not described or filed as required.

LL. Relationships. No relationship, direct or indirect, exists between or among the Company or the Operating Partnership on the one hand, and the directors, officers or stockholders of the Company or the Operating Partnership on the other hand, which is required pursuant to the Securities Act or the Exchange Act to be described in the Disclosure Package and the Final Offering Memorandum, which is not so described.

MM. Related Party Transactions. Except (i) to the extent not required to be described or filed pursuant to the Securities Act or the Exchange Act, (ii) as described in the Disclosure Package and the Final Offering Memorandum or (iii) for the agreements referred to herein, none of the Company’s, the Operating Partnership’s or the Subsidiaries’ directors, officers, interest holders, stockholders, members, partners, members of management, other employees or their respective affiliates is a party to any contracts or agreements with the Company, the Operating Partnership or any of the Subsidiaries.

NN. Accounting Controls and Disclosure Controls. The Transaction Entities and the Subsidiaries maintain and have maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Disclosure Package and the Final Offering Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Transaction Entities and the Subsidiaries employ and have employed disclosure controls and procedures as defined in Rule 13a-15 under the Exchange Act that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

OO. Statistical, Demographic or Market-Related Data. Any statistical, demographic or market-related data included in the Disclosure Package or the Final Offering Memorandum is based on or derived from sources that the Company believes to be reliable and accurate, all such data included in the Disclosure Package or the Final Offering Memorandum accurately reflects the materials upon which it is based or from which it was derived.

PP. Money Laundering Laws. The operations of the Transaction Entities and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

QQ. Tax Classification. Throughout the period from its formation through the date hereof and as of the Applicable Time and the Closing Time, each of the Operating Partnership and any other Subsidiary that is a partnership or a limited liability company has been properly classified either as a partnership or as an entity disregarded as separate from the Company for federal income tax purposes and is not a “publicly traded partnership” within the meaning of Section 7704(b) of the Code that is treated as an association taxable as a corporation for federal income tax purposes.

RR. No Prohibition on Dividends by Subsidiaries. Except as disclosed in the Disclosure Package and the Final Offering Memorandum, none of the Operating Partnership or the Subsidiaries are currently prohibited, directly or indirectly, from paying any distributions to the Company to the extent permitted by applicable law, from making any other distribution on the Operating Partnership’s partnership interests, or from repaying to the Company any loans or advances made by the Company to the Operating Partnership or any such Subsidiary.

SS. Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, in each case, to the extent the Sarbanes-Oxley Act applies to the Company.

TT. OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use any of the proceeds received by the Operating Partnership from the sale of Securities contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

UU. Absence of Manipulation. None of the Transaction Entities, the Subsidiaries or, to the knowledge of the Transaction Entities, their respective officers, directors, members or controlling persons has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to result in a violation of Regulation M under the Exchange Act or cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

VV. Accuracy of Descriptions and Exhibits. The information in the Preliminary Offering Memorandum and the Final Offering Memorandum under the captions “Description of Other Indebtedness,” “Description of Notes,” and “U.S. Federal Income Tax Considerations,” in each case to the extent that it constitutes matters of law, summaries of legal matters or other instruments or agreements (including the Indenture, the Securities, the Guarantees and the Registration Rights Agreement), summaries of legal proceedings, or legal conclusions, is correct in all material respects; the description of the partnership agreement of the Operating Partnership or of the charter or bylaws of the Company included or incorporated in the Disclosure Package and the Final Offering Memorandum under the caption “Description of the Partnership Agreement of Healthcare Trust of America Holdings, LP,” is accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Disclosure Package or the Final Offering Memorandum, which have not been so described or referred to as required.

WW. Certificates. Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Initial Purchasers or to counsel for the Initial Purchasers in connection with the offering of Securities as contemplated by this Agreement shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to the Initial Purchasers as to the matters covered thereby.

2. Purchase, Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Operating Partnership agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Operating Partnership, at the price set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Initial Purchaser.

The Transaction Entities will deliver the Securities to the Representatives for the accounts of the Initial Purchasers, including, at the option of the Initial Purchasers, through the facilities of The Depository Trust Company, against payment of the purchase price in federal (same day) funds by wire transfer to an account at a bank specified in writing to the Representatives by the Company at 10:00 a.m. (New York City time) on March 28, 2013, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Time.”

3. Subsequent Offers and Resales of the Securities.

A. Representations of the Initial Purchasers.

(1) Each Initial Purchaser severally represents and warrants to the Company that it is an “accredited investor” within the meaning of Regulation D under the Securities Act (an “Accredited Investor”) and a “qualified institutional buyer” within the meaning of Rule 144A.

(2) Each Initial Purchaser severally acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Initial Purchaser severally represents and agrees that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Time, only in accordance with Rule 903 or Rule 144A. Accordingly, neither such Initial Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Securities, and such Initial Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser severally agrees that, at or prior to confirmation of sale of the Securities, other than a sale of the Securities pursuant to Rule 144A, such Initial Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Securities during the restricted period a confirmation or notice to substantially the following effect:

The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing time, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.

Terms used in this subsection 3.A(2) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(3) Each Initial Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Securities except for any such arrangements with the other Initial Purchasers or affiliates of the other Initial Purchasers or with the prior written consent of the Company.

(4) Each Initial Purchaser severally agrees that it and each of its affiliates will not offer or sell the Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Initial Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

B. Covenants of the Company and the Operating Partnership. Each of the Transaction Entities, jointly and severally, covenants with each Initial Purchaser as follows:

(1) Integration. The Transaction Entities, jointly and severally, agree that the Transaction Entities will not and will cause their respective Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company or the Operating Partnership of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Operating Partnership to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to subsequent purchasers or (iii) the resale of the Securities by such subsequent purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A thereunder or otherwise.

(2) Rule 144A Information. The Transaction Entities, jointly and severally, agree that, in order to render the Securities eligible for resale pursuant to Rule 144A under the Securities Act, while any of the Securities remain outstanding, the Transaction Entities will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company or the Operating Partnership furnishes information to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(3) Restriction on Repurchases. Until the expiration of one year after the original issuance of the Securities, the Transaction Entities will not, and will cause their respective Affiliates not to, acquire any Securities which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the Securities Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker’s transactions), unless, immediately upon the acquisition of such Securities, the Company, the Operating Partnership or such Affiliate, as the case may be, shall submit such Securities to the Trustee for cancellation.

4. Certain Agreements of the Company and the Operating Partnership. The Transaction Entities agree with the several Initial Purchasers that:

A. Offering Memorandum. The Transaction Entities, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

B. Notice and Effect of Material Events. The Transaction Entities will promptly notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company and/or the Operating Partnership of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the offering of the Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Transaction Entities, any Material Adverse Effect which (i) makes any statement in the Disclosure Package, any Offering Memorandum or any Supplemental Offering Material false or misleading or (ii) is not disclosed in the Disclosure Package or the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Transaction Entities, counsel for the Transaction Entities, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Transaction Entities will forthwith amend or supplement the Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a subsequent purchaser, not misleading.

C. Amendment and Supplements to the Offering Memorandum; Preparation of Pricing Supplement; Supplemental Offering Materials. The Transaction Entities will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers (such consent not to be unreasonably withheld) other than filings required to be made with the Commission in order to comply with the Exchange Act and the Exchange Act Regulations (“1934 Act Filings”), provided that such 1934 Act Filings are first provided to the Initial Purchasers a reasonable time in advance of the filing thereof. Neither the consent of the Initial Purchasers, the Initial Purchasers’ delivery of any such amendment or supplement, nor the furnishing to the Initial Purchasers of any such 1934 Act Filings shall constitute a waiver of any of the conditions set forth in Section 5 hereof. The Transaction Entities will prepare the Pricing Supplement, in form and substance satisfactory to the Representatives, and shall furnish prior to the Applicable Time to each Initial Purchaser, without charge, as many physical or electronic copies of the Pricing Supplement as such Initial Purchaser may reasonably request. Each of the Transaction Entities, jointly and severally, represents and agrees that, unless it obtains the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities by means of any Supplemental Offering Materials.

D. Qualification of Securities for Offer and Sale. The Transaction Entities will use their best efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale, or to obtain a valid exemption for the Securities to be offered and sold, under the applicable securities laws, including real estate syndication laws, of such states and other jurisdictions as the Initial Purchasers may designate and to maintain such qualifications and exemptions in effect as long as required for the sale of the Securities; provided, however, that none of the Transaction Entities shall be obligated to file any general consent to service of process or to qualify as a foreign entity or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

E. DTC. The Transaction Entities will cooperate with the Initial Purchasers and use their commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

F. Use of Proceeds. The Transaction Entities will apply the net proceeds received by the Operating Partnership from the sale of the Securities in the manner specified in the Offering Memorandum under “Use of Proceeds.”

G. Restriction on Sale of Securities. During the period commencing on the date hereof and ending at the Closing Time, none of the Transaction Entities will, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly issue, offer, sell, contract to sell, hypothecate, pledge, grant or sell any option, right or warrant to purchase, or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or contract to dispose of, or file a registration statement under the Securities Act or prospectus supplement with respect to any outstanding registration statement with the Commission with respect to, any debt securities of the Company, the Operating Partnership or any of their respective subsidiaries substantially similar to the Securities or any other securities convertible into or exercisable or exchangeable for the Securities or debt securities similar to the Securities.

H. Notification of Certain Events. Prior to the Closing Time, each of the Transaction Entities will notify the Initial Purchasers in writing immediately if any event occurs that renders any of the representations and warranties of the Transaction Entities contained herein inaccurate or incomplete.

I. Tax Qualification. The Company will use its best efforts to enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for each of its taxable years for so long as the Board of Directors deems it in the best interests of the Company and its shareholders to remain so qualified. The Transaction Entities will use their best efforts to enable the Operating Partnership to be treated as a partnership or an entity disregarded as separate from the Company for federal income tax purposes and not as a publicly traded partnership within the meaning of section 7704(b) of the Code that is treated as an association taxable as a corporation for federal income tax purposes.

J. Compliance with Laws. Until the offering of the Securities and the Exchange Offer are complete, the Company will (1) comply with all provisions of the Securities Act and the Securities Act Regulations and the Exchange Act and Exchange Act Regulations and (2) file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

K. Investment Company. The Company will take such steps as shall be necessary to ensure that none of the Transaction Entities shall become an “investment company” within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder.

L. Copies of Documents. The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents referred to in Section 5 here as the Representatives may reasonably request.

5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities at the Closing Time will be subject to the accuracy of the representations and warranties on the part of the Transaction Entities herein, to the accuracy of the statements of Transaction Entity officers made pursuant to the provisions hereof, to the performance by the Transaction Entities of their respective obligations hereunder and to the following additional conditions precedent:

A. Accountant’s Letter. The Representatives shall have received letters at the time of execution of this Agreement and at the Closing Time of Deloitte & Touche LLP (“Deloitte”) dated, respectively, the date hereof and the Closing Time, and addressed to the Representatives in the forms heretofore approved by the Representatives containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain other financial information contained or incorporated within the Disclosure Package and the Final Offering Memorandum, except that with respect to the letter received at the Closing Time, the specified “Cut-off date” referred to therein shall not be more than three (3) business days prior to the Closing Time.

B. Subsequent Events. Subsequent to the execution and delivery of this Agreement, and since the respective dates as of which information is given in the Disclosure Package and the Final Offering Memorandum, there shall not have occurred:

(1) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties, earnings, results of operations or prospects of the Transaction Entities and the Subsidiaries taken as one enterprise, whether or not in the ordinary course, which, individually or in the aggregate, in the sole judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Securities;

(2) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the sole judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market;

(3) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange;

(4) any suspension of trading of any securities of the Transaction Entities on any exchange or in the over-the-counter market;

(5) any banking moratorium declared by U.S. federal or New York state authorities;

(6) any major disruption of settlements of securities or clearance services in the United States;

(7) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity, crisis or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity, crisis or emergency makes it impractical or inadvisable to proceed with completion of the offering or the sale and delivery of the Securities; or

(8) any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change in the rating accorded any securities of the Transaction Entities or Subsidiaries by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act.

C. Issuer’s Counsel’s Opinion. The Representatives shall have received opinions, each dated as of the Closing Time, of O’Melveny & Myers LLP, counsel for the Transaction Entities, in form and substance reasonably satisfactory to the Representatives and their counsel, substantially similar to the forms attached as Exhibit A and Exhibit B hereto.

D. Initial Purchasers’ Counsel’s Opinion. At the Closing Time, the Representatives shall have received from Hunton & Williams LLP, counsel for the Initial Purchasers, such opinion or opinions, dated as of the Closing Time, with respect to such matters as the Representatives may require, and the Transaction Entities shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

E. Officers’ Certificates. Each Transaction Entity shall have furnished the Representatives a certificate, dated as of the Closing Time, of its or its general partner’s chief executive officer and chief financial officer in which such officers shall state that, to the best of their knowledge after reasonable investigation:

(1) the representations and warranties of the Transaction Entities in this Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect (as defined in the Agreement), are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct in all material respects as of such date;

(2) the Transaction Entities have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Time; and

(3) since the respective dates as of which information is given in the Disclosure Package and the Final Offering Memorandum, there has been no Material Adverse Effect, whether or not arising in the ordinary course of business.

F. Indenture and Registration Rights Agreement. At or prior to the Closing Time, each of the Transaction Entities and the Trustee shall have executed and delivered the Indenture and the Transaction Entities and the Representatives shall have executed and delivered the Registration Rights Agreement.

G. Satisfaction of Other Conditions. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such other documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Transaction Entities in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

H. Satisfaction of Initial Purchasers’ Counsel. All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

I. Waiver of Compliance. The Representatives may in their sole discretion waive on behalf of the Initial Purchasers compliance with any conditions to the obligations of the Initial Purchasers hereunder.

6. Indemnification and Contribution.

A. The Transaction Entities, jointly and severally, will indemnify and hold harmless each Initial Purchaser, its partners, members, directors, officers, employees, affiliates and agents and each person, if any, who controls such Initial Purchaser within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation or at common law, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum, the Disclosure Package, the Final Offering Memorandum, in each case as amended or supplemented, or any Supplemental Offering Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such loss, claim, damage, liability, action or expense as such expenses are incurred; provided, however, that no Transaction Entity will be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the Initial Purchaser Content.

B. Each Initial Purchaser severally and not jointly will indemnify and hold harmless each Transaction Entity, its directors and officers and each person, if any, who controls the such Transaction Entity within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, liabilities or expenses to which any of them may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation or at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum, the Disclosure Package, the Final Offering Memorandum, in each case as amended or supplemented, or any Supplemental Offering Materials, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to any Transaction Entity by such Initial Purchaser through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by each indemnified party in connection with investigating or defending any such loss, claim, damage, liability, or expense as such expenses are incurred, it being understood and agreed that the only such information furnished on behalf of each of the Initial Purchasers consists of the third paragraph, the third and fourth sentence of the tenth paragraph, the first sentence of the eleventh paragraph and the second sentence of the twelfth paragraph appearing under the caption “Plan of Distribution” in the Offering Memorandum (the “Initial Purchaser Content”).

C. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 6.A or 6.B above, notify, in writing, the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under Section 6.A or 6.B above unless and to the extent such failure results in the forfeiture by the indemnifying party of material substantive rights and defenses. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party to represent the indemnified party and any others entitled to indemnification pursuant to Section 6 hereof, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 6.A hereof in respect to such action or proceeding, then, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the indemnified parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party, and (iii) does not include any undertaking or obligation to act or to refrain from acting by the indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel (as specified in Section 6 hereof), such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 6.C effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party (as specified in this Section 6.C) all amounts reasonably owed in accordance with such request prior to the date of such settlement.

D. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under Section 6.A or 6.B above for any reason, then each indemnifying party (with respect to the Transaction Entities, jointly and severally) shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in Section 6.A or 6.B above (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Transaction Entities bear to the total discounts and commissions received by the Initial Purchasers under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the first sentence of this Section 6.D shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 6.D. Notwithstanding the provisions of this Section 6.D, no Initial Purchaser (except as may be provided in any agreement among Initial Purchasers relating to the offering of the Securities) shall be required to contribute any amount in excess of the discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations in this Section 6.D to contribute are several in proportion to their respective obligations and not joint. The Transaction Entities and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or another method of allocation that does not take account of the equitable considerations referred to above.

E. The obligations of the Transaction Entities under this Section shall be in addition to any liability that the Transaction Entities may otherwise have and shall extend, upon the same terms and conditions, to each partner, member, director, officer, employee or agent of any Initial Purchaser and any person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Initial Purchasers under this Section shall be in addition to any liability that the respective Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each director of any Transaction Entity, to each officer and to each person, if any, who controls any Transaction Entity within the meaning of the Securities Act or the Exchange Act.

7. Default of Initial Purchasers. If any Initial Purchaser or Initial Purchasers default in their obligations to purchase Securities hereunder at the Closing Time and the total principal amount of Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Securities that the Initial Purchasers are obligated to purchase at the Closing Time, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Initial Purchasers, but if no such arrangements are made by the Closing Time, the non-defaulting Initial Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Initial Purchasers agreed but failed to purchase at the Closing Time. If any Initial Purchaser or Initial Purchasers so default and the total principal amount of Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Securities that the Initial Purchasers are obligated to purchase at the Closing Time and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser or any Transaction Entity, except as provided in Section 6 above. As used in this Agreement, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section. Nothing herein will relieve a defaulting Initial Purchaser from liability for its default.

8. Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid the following: (1) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the preparation and printing of the Disclosure Package or any Offering Memorandum, or any amendment or supplement thereto, and the mailing and delivering of copies thereof and of the Disclosure Package or any Offering Memorandum, or any amendment or supplement thereto, to the Initial Purchasers and dealers; (2) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Disclosure Package or any Offering Memorandum, or any amendment or supplement thereto, any Blue Sky memoranda, this Agreement and the Transaction Agreements and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Securities; (3) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Initial Purchasers in connection therewith, not to exceed $10,000 in the aggregate; (4) the filing fees and reasonable attorneys’ fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Securities in an amount not to exceed $10,000; (5) the cost of issuing and delivering the Securities and Exchange Notes, including printing costs; (6) the costs and charges of the Trustee, any other trustee, transfer agent or registrar; (7) the cost of all transfer taxes, if any, imposed in connection with the issuance and delivery of the Securities to the respective Initial Purchasers; and (8) the transportation, lodging, graphics and other expenses incidental to the Company’s preparation for and participation in any “roadshow” for the offering contemplated hereby, but not the fees and expenses of the Initial Purchasers or their counsel. Except as provided in clauses (3) and (4) of this Section and in Section 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Transaction Entities or their respective officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Initial Purchaser, the Transaction Entities or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 7 hereof or if for any reason the purchase of the Securities by the Initial Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and Section 8 hereof, and the respective obligations of the Transaction Entities and the Initial Purchasers pursuant to Section 6 hereof shall remain in effect, and if any Securities have been purchased hereunder the representations and warranties in Section 1 and all obligations under Section 4 shall also remain in effect. If the purchase of the Securities by the Initial Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 7 or the occurrence of any event specified in Sections 5.B(2), 5.B(3), 5.B(5), 5.B(6), or 5.B(7), the Company will reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

10. Notices. All communications hereunder will be in writing and, if sent to the Initial Purchasers, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Wells Fargo Securities, LLC, 550 South Tryon Street, Charlotte, NC 28202, Attention: Transaction Management, Facsimile: 704-410-0326, with a copy to (which shall not constitute notice) Hunton & Williams LLP, Riverfront Tower, 951 East Byrd Street, Richmond, Virginia 23219, Attention: S. Greg Cope, Esq.; or, if sent to the Transaction Entities, will be mailed, delivered or telegraphed and confirmed to Healthcare Trust of America, Inc., 925 16435 North Scottsdale Road, Suite 320, Scottsdale, Arizona, 85254, Facsimile: (480) 991-0755, Attention: Scott D. Peters, Chief Executive Officer, with a copy to (which shall not constitute notice)

O’Melveny & Myers LLP, Two Embarcadero Center, 28th Floor, San Francisco, California 94111, Facsimile: (415) 984-8701, Attention: Peter T. Healy, Esq.; provided, however, that any notice to an Initial Purchaser pursuant to Section 6 hereof will be mailed, delivered or telegraphed and confirmed to such Initial Purchaser at the address of such Initial Purchaser set forth on Schedule A hereto.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

12. No Fiduciary Relationship. The Transaction Entities acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Transaction Entities, on the one hand, and the several Initial Purchasers, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Operating Partnership, or its stockholders, partners, creditors, employees or any other party, (c) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company or the Operating Partnership on other matters) and no Initial Purchaser has any obligation to the Company or the Operating Partnership with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Transaction Entities, and (e) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Transaction Entities have consulted with their own legal, accounting, regulatory and tax advisors to the extent the Transaction Entities deemed appropriate.

13. Representation of Initial Purchasers. The Representatives will act for the several Initial Purchasers in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Initial Purchasers.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Research Analyst Independence. The Transaction Entities acknowledge that the Initial Purchasers’ research analysts and research departments are required to be independent from its investment banking division and is subject to certain regulations and internal policies, and that Initial Purchasers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. To the extent it is not a violation of public policy or applicable law, the Transaction Entities hereby waive and release any claims that the Transaction Entities may have against the Initial Purchasers with respect to any conflict of interest that may arise from the fact that the views expressed by its research analysts and research department may be different from or inconsistent with the views or advice communicated to the Transaction Entities by the Initial Purchasers’ investment banking division. The Transaction Entities acknowledge that each Initial Purchaser is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and any other companies that may be the subject of the transactions contemplated by this Agreement.

16. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

17. Applicable Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the Company and the Operating Partnership hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Trial by Jury. Each of the parties hereto (on its behalf and, to the extent permitted by applicable law, on behalf of its partners, stockholders, members, and affiliates) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated thereby.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof; whereupon it will become a binding agreement between the Operating Partnership, the Company and the several Initial Purchasers in accordance with its terms.

Very truly yours,

HEALTHCARE TRUST OF AMERICA HOLDINGS, LP

By:	Healthcare Trust of America, Inc., its general partner

By:	/s/ Kellie S. Pruitt
Name: Kellie S. Pruitt
Title: Chief Financial Officer, Secretary and Treasurer

HEALTHCARE TRUST OF AMERICA, INC.

By:	/s/ Kellie S. Pruitt
Name: Kellie S. Pruitt
Title: Chief Financial Officer, Secretary and Treasurer

[Signature Page to Healthcare Trust of America Holdings, LP and Healthcare Trust of America, Inc. Purchase Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Charles Carpenter
Name: Charles Carpenter
Title: Managing Director

For themselves and the other several Initial Purchasers named in Schedule A.

[Signature Page to Healthcare Trust of America Holdings, LP and Healthcare Trust of America, Inc. Purchase Agreement]